UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2017

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2017, Keith A. Wilton was promoted to President and Chief Operating Officer of Heritage Bank of Commerce, the banking subsidiary of Heritage Commerce Corp (the “Company”), effective as of April 1, 2017.

On March 23, 2017, the Board of Directors of the Company upon recommendation of its Compensation Committee approved increases in the salaries of the Company’s executive officers as follows:

Name	Prior Salary	New Salary

Walter T. Kaczmarek Chief Executive Officer and President	$440,000	$480,000

Lawrence D. McGovern Executive Vice President and Chief Financial Officer	$285,574	$296,574

Michael Benito Executive Vice President/Banking Division	$265,852	$273,852

David Porter Executive Vice President and Chief Credit Officer	$281,843	$290,843

Keith Wilton President and Chief Operating Officer of Heritage Bank of Commerce	$323,000	$348,000

The new salaries take effect April 1, 2017.

Item 8.01              Other Events.

The Company will hold its Annual Shareholders Meeting at 1:00 p.m., Pacific Daylight Time on Thursday, May 25, 2017 at the Company’s Offices, located at 150 Almaden Boulevard, San Jose, California, 95113.  The record date of the meeting is April 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: March 28, 2017	By:	/s/ LAWRENCE D. MCGOVERN
Lawrence D. McGovern
Executive Vice President and Chief Financial Officer